EXHIBIT 23.2

            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS


As registered auditors and chartered accountants, we hereby consent to the incorporation by reference of our report dated February 23, 1998, on the financial statements of The MBL Group Plc as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in NFO Worldwide, Inc.'s annual report on Form 10-K for the year ended December 31, 1997 into NFO Worldwide, Inc.'s previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297, 333-24299 and 333-38497.


/s/ Soteriou Banerji
--------------------
London, England
March 27, 1998.